EXHIBIT 99.1

Storage Technology Corporation           303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130

NEWS RELEASE

Contact:	Karla J. Kimrey Vice President, Investor Relations 303-673-5020 ask_stk@storagetek.com

STORAGETEK ANNOUNCES FIRST QUARTER REVENUE
AND EPS GROWTH

5 Percent Revenue Growth And 150 Percent EPS Growth Over First Quarter 2002

LOUISVILLE, Colo., April 22, 2003 – StorageTek® (Storage Technology Corp., NYSE:STK) today announced first quarter 2003 net income of $16.5 million, or $0.15 diluted earnings per share. These amounts compare to net income of $6.0 million, or $0.06 diluted earnings per share, for the first quarter of 2002. Revenue for the first quarter of 2003 was $480.0 million compared to $455.9 million for the first quarter of 2002.

“Given the difficult external environment, we are very pleased to show revenue growth and eleven consecutive quarters of year-over-year earnings improvement,” said Patrick J. Martin, StorageTek chairman, president and chief executive officer. “The strategy we have embarked upon is clearly taking hold. Our Information Lifecycle Management offerings enable customers to view storage solutions on a holistic, enterprise-wide basis, reflecting StorageTek’s aim to satisfy specific end-to-end storage solution needs.”

First quarter 2003 revenue for storage services grew 14% over the same period last year. “Our performance in our Service business continues to be one of our highlights,” continued Martin. “We are uniquely positioned to offer customers the hardware, software and very importantly, the services necessary to assist customers to successfully manage their storage environment.”

Financial highlights for the first quarter include an increased cash balance to $719 million and cash flow from operations of $63 million. “The disciplines we have embedded in our business model should enable future growth in revenue and earnings throughout the year,” said Robert Kocol, StorageTek’s chief financial officer. “We are very much on track to delivering the financial results we anticipated as we entered 2003.”

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STORAGETEK ANNOUNCES FIRST QUARTER FINANCIAL RESULTS 2-2-2/

StorageTek will conduct the first quarter 2003 financial results conference call today at 5:00 p.m. EDT. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist.cfm.

If you prefer to join via telephone line, please dial 800-289-0572 at least 5 minutes prior to the start of the call. International participants should dial 913-981-5543.

A replay of the call will be available on the web. The replay via phone line will be available beginning at 7:30 p.m. EDT today and run through midnight Wednesday, April 30, by dialing 888-203-1112. If calling internationally, dial 719-457-0820. Use pass code 384720.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to continue to increase productivity; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; potential delivery delays from sub-contractors and increased lead time in ordering parts and components; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

About StorageTek

StorageTek (NYSE:STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions for digitized data. StorageTek solutions are easy to manage and allow universal access to data across servers, media types and storage networks. StorageTek is the innovator and global leader in virtual storage solutions for tape automation, disk storage systems and storage networking. Because of StorageTek, customers can manage and leverage their digital assets as their businesses grow and can maximize IT productivity to ensure enterprise-class business continuity. For more information, see www.storagetek.com, or call 1-800-786-7835.

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STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended
	03/28/03	03/29/02
Revenue
Storage products	$281,259	$282,165
Gross profit margin	45%	43%
Storage services	198,696	173,747
Gross profit margin	43%	43%

Total revenue	479,955	455,912
Cost of revenue	267,196	260,221

Gross profit	212,759	195,691
Gross profit margin	44%	43%
Research and product development costs	50,461	54,505
Selling, general, and administrative expense	140,817	133,996

Operating profit	21,481	7,190
Interest income	2,442	2,050
Interest expense	(469)	(483)

Income before income taxes	23,454	8,757
Provision for income taxes	(7,000)	(2,800)

Net income	$16,454	$5,957

EARNINGS PER COMMON SHARE
Basic earnings per common share	$0.15	$0.06

Weighted-average shares	106,691	104,431

Diluted earnings per common share	$0.15	$0.06

Weighted-average and dilutive potential shares	109,126	107,449

SUPPLEMENTAL FINANCIAL DATA - STORAGE PRODUCTS REVENUE
Tape products	$215,888	$227,167
Disk products	37,345	20,035
Network products	19,635	18,378
Other	8,391	16,585

Total storage products	$281,259	$282,165

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	03/28/03	12/27/02
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$718,630	$657,599
Accounts receivable	462,828	566,863
Inventories	145,556	133,275
Deferred income tax assets	113,164	99,246
Other current assets	9,657	7,256

Total current assets	1,449,835	1,464,239
Property, plant, and equipment	225,844	240,021
Spare parts for maintenance	43,068	39,346
Deferred income tax assets	100,353	114,002
Other assets	125,477	118,532

Total assets	$1,944,577	$1,976,140

LIABILITIES
Current liabilities:
Current portion of long-term debt	$814	$773
Accounts payable	96,937	135,348
Accrued liabilities	407,460	421,511
Income taxes payable	215,096	215,240
Other current liabilities	25,222	35,144

Total current liabilities	745,529	808,016
Long-term debt	10,503	10,361

Total liabilities	756,032	818,377

STOCKHOLDERS' EQUITY
Common stock, $0.10 par value	10,828	10,685
Capital in excess of par value	936,489	908,100
Retained earnings	276,614	260,160
Accumulated other comprehensive loss	(11,221)	(9,584)
Treasury stock	(4,919)	(4,444)
Unearned compensation	(19,246)	(7,154)

Total stockholders' equity	1,188,545	1,157,763

Total liabilities and stockholders' equity	$1,944,577	$1,976,140

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Quarter Ended
	03/28/03	03/29/02
OPERATING ACTIVITIES
Cash received from customers	$591,316	$512,530
Cash paid to suppliers and employees	(525,725)	(396,309)
Interest received	2,138	2,050
Interest paid	(373)	(483)
Income tax (paid) refunded	(4,143)	2,173

Net cash provided by operating activities	63,213	119,961

INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(9,828)	(10,872)
Proceeds from sale of property, plant, and equipment	3,704	6
Other assets	(5,302)	(7,354)

Net cash used in investing activities	(11,426)	(18,220)

FINANCING ACTIVITIES
Repayments of credit facilities, net	--	(73,401)
Proceeds from employee stock plans	12,612	2,862
Proceeds from other debt	42	178
Repayments of other debt	(264)	(398)

Net cash provided by (used in) financing activities	12,390	(70,759)

Effect of exchange rate changes on cash	(3,146)	262

Increase in cash and cash equivalents	61,031	31,244
Cash and cash equivalents - beginning of the period	657,599	453,217

Cash and cash equivalents - end of the period	$718,630	$484,461

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$16,454	$5,957
Depreciation and amortization expense	23,786	23,917
Inventory writedowns	5,909	7,832
Translation (gain) loss	4,545	(2,409)
Other non-cash adjustments to income	(397)	7,732
Decrease in accounts receivable	111,361	56,618
(Increase) decrease in other current assets	(2,001)	2,600
(Increase) decrease in inventories	(17,783)	25,253
Increase in spare parts	(6,590)	(7,930)
Decrease in deferred income tax assets	7	997
Increase (decrease) in accounts payable	(39,035)	3,369
Decrease in accrued liabilities	(18,565)	(7,751)
Decrease in other current liabilities	(14,628)	--
Increase in income taxes payable	150	3,776

Net cash provided by operating activities	$63,213	$119,961